CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As Independent Public Accountants, we hereby consent to the use of our Report and to all references to our firm included in this Post-Effective Amendment of Registration Statement.

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
December 30, 1998